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AGREEMENT FOR JOINT FILING

TA/Advent VIII L.P., Advent Atlantic and Pacific III L.P., TA Executives Fund LLC, TA Associates VIII LLC and TA Investors LLC, hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of NetScout Systems, Inc.

Dated:

TA/ADVENT VIII L.P.
By:  TA Associates VIII LLC, its General Partner
By:  TA Associates, Inc. its Manager

By:
        Thomas P. Alber, Chief Financial Officer

ADVENT ATLANTIC & PACIFIC III L.P.
By:  TA Associates AAP III Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
        Thomas P. Alber, Chief Financial Officer

TA EXECUTIVES FUND LLC
By:  TA Associates, Inc., its Manager

By:
        Thomas P. Alber, Chief Financial Officer

TA INVESTORS LLC
By:  TA Associates, Inc., its Manager

By:
        Thomas P. Alber, Chief Financial Officer


TA Associates VIII LLC

By: TA Associates, Inc. its Manager


By:
    --------------------------------------------
    Thomas P. Alber, Chief Financial Officer